EXHIBIT 10.7

CONSULTANT SERVICES AGREEMENT

This Agreement (the “Agreement”) is made by and between, Citius Pharmaceuticals, Inc. ("Citius") and Neeta Wadekar (the "Consultant") as of September 1, 2014.

1. Services Provided. During the term of this Agreement, the Consultant shall perform the services described in paragraph 1 of Exhibit A attached hereto (the “Services”).

2. Fees for Services Rendered. In consideration for the Services and other agreements of Consultant described herein, Citius shall pay the Consultant the consideration described in paragraph 2 of Exhibit A. Consultant shall not be authorized to incur any expenses on behalf of Citius without the prior consent of Citius. As a condition to receipt of reimbursement, Consultant shall submit to Citius receipts and other reasonable evidence that the amount involved was expended and related to Services provided under this Agreement at the request of Citius.

3. Confidentiality.

(A) In connection with providing the Services, Consultant may be given access by Citius or a prospective or existing portfolio company to confidential information that belongs to Citius or a third party. As used in this Agreement, “Confidential Information” means all information disclosed by Citius to Consultant or to which Consultant otherwise has access in connection with performing the Services, whether orally, in writing, graphic or machine-readable form, and whether received prior to, on or after the date of this agreement. Confidential Information includes, without limitation nonpublic information of Citius or prospective portfolio companies relating to technologies, ideas, techniques, concepts, customers, business plans, promotional and marketing activities, finances and other business affairs. Consultant agrees not to use any Confidential Information for its own use or for any purpose other than to provide the Services. Consultant shall not disclose or permit disclosure of any Confidential Information to any person. Consultant will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized to have any such information, which shall be no less than reasonable care. Consultant further agrees to notify Citius of any actual or suspected misuse, misappropriation or unauthorized disclosure of Confidential Information, which may come to Consultant’s attention.

(B) Notwithstanding the above, Consultant shall have no liability under this Agreement with regard to any Confidential Information which Consultant can prove (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of Consultant; (ii) was known to Consultant, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of Citius; (iv) merely involves the tax treatment or tax structures of a transaction or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that prior to such disclosure and in any event as promptly as possible Consultant shall provide notice of such court order or requirement to Citius to enable Citius to seek a protective order or otherwise prevent or restrict such disclosure.

(C) Execution, delivery and performance of this Agreement by Consultant and the performance of his other obligations and duties to Citius will not cause any breach, default or violation of any other employment, nondisclosure, confidentiality, consulting or other agreement to which Consultant is a party or by which Consultant may be bound. Consultant will not use in performance of the Services or disclose to Citius any trade secret, confidential or proprietary information of any prior or current employer or other person if and to the extent that such use or disclosure may cause a breach, default or violation of any obligation or duty that Consultant’s owes to such other person (e.g., under any agreement or applicable law). Consultant’s compliance with this paragraph will not prohibit, restrict or impair his performance of the Services.

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4. Assignment of Inventions.

(A) Consultant agrees to promptly make full written disclosure to Citius, to hold in trust for the sole right and benefit of Citius, and hereby assigns to Citius, or its designee, all his or its right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which he or it may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in connection with performing the Services (collectively referred to as “Inventions”), except as provided below. Consultant further acknowledges that all Inventions are “works made for hire” (to the greatest extent permitted by applicable law) for which Consultant is adequately compensated by Citius by amounts paid to him or it under this Agreement. The provisions of this Agreement requiring assignment of Inventions to Citius does not apply to any invention for which no equipment, supplies, facility or trade secret information of Citius was used and which was developed entirely on Consultant’s own time, unless (a) it relates (i) directly to the business of Citius or an existing or prospective portfolio company of Citius or (ii) to actual or demonstrably anticipated research or development of Citius or an existing or prospective portfolio company of Citius or (b) the Invention results from any work performed by Consultant for Citius

(B) Consultant will assist Citius, or its designee, at Citius’s expense, in every proper way to secure Citius’s rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to Citius of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which Citius shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to Citius, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that his or its obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of his or its relationship with Citius for any reason until the expiration of the last such intellectual property right to expire in any country of the world. The Consultant shall use such information only in furtherance of the objectives of this Agreement and for no other purpose and Consultant shall not disseminate such information to any third party except as authorized in writing by Citius.

5. Assignment. The obligations of the Consultant hereunder shall not be delegated or otherwise transferred in whole or in part, either voluntarily or by operation of law, without the prior written consent of Citius. The rights of the Consultant hereunder shall be assignable to, and shall inure to the benefit of, Consultant's heirs and personal representatives.

6. Termination. The engagement of Consultant to provide Services may be terminated by either party upon ninety (90) days written notice. Consultant’s obligations under sections 3 and 4 above shall survive the expiration or termination of this Agreement.

7. No Modification. Consultant agrees, except as otherwise expressly authorized by Citius, not to make any copies or duplicates of any Confidential Information. Consultant agrees that it shall not modify, reverse engineer, decompile, create other works from or disassemble any software programs contained in the Confidential Information unless permitted in writing by Citius.

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8. Return of Materials. Any materials or documents that have been furnished by Citius to Consultant in connection with the Services shall be promptly returned by Consultant, accompanied by all copies of such documentation, within ten (10) days after (a) the Services have been concluded or (b) the written request of Citius.

9. No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of Citius or any other person or entity to Consultant, nor shall this Agreement grant Consultant any rights in or to Confidential Information other than the limited right to review such Confidential Information solely for the purpose of providing the Services.

10. Miscellaneous.

(A) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(B) Independent Contractors. Consultant will perform the Services as an independent contractor of the Company, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between Consultant and Citius. Consistent with this relationship, neither Consultant nor any of its employees or contractors shall be entitled to any of the usual benefits incident to employment with Citius. Consultant will retain full control over the manner in which it performs the Services. Citius shall retain the right, however, to ensure that the Services are being performed according to agreed upon specifications. As an independent contractor, Consultant shall be responsible for any applicable federal income tax, social security, unemployment insurance, or other withholding taxes from any compensation paid to Consultant.

(C) Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

(D) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(E) Entire Agreement. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

CITIUS PHARMACEUTICALS, INC.

Leonard Mazur
President and CEO

CONSULTANT

Neeta Wadekar

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EXHIBIT A

1.  Description of Services

•	Maintain company accounts
•	Manage accounts payables and receivables
•	Prepare bank reconciliations month end closing
•	Assist in the preparation of quarterly statements
•	Assist in preparing quarterly and annual financials for SEC filings
•	Assist in preparing S1, 8-K, proxy and other related documents required for public company

2. Compensation

•	$4,000 per month to be paid at the end of the month
•	Reimbursement of business expenses including phone use and travel

Consultant will ensure and represent absence of conflict with his current relationships

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